EXHIBIT 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies in his capacity as an officer of Southern Missouri Bancorp, Inc. (the "Company"), that the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 2026 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

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Date: September 11, 2026	By:	/s/ Greg A. Steffens
Greg A. Steffens
Chairman and Chief Executive Officer
(Principal Executive Officer)
Date: September 11, 2026	By:	/s/ Stefan Chkautovich
Stefan Chkautovich
Chief Financial Officer
(Principal Financial Officer)